UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2026
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SENTI BIOSCIENCES, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-40440	86-2437900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Corporate Drive, First Floor
South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 239-2030

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SNTI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

On April 1, 2026, Senti Biosciences, Inc. (the “Company”) announced plans to implement a holding company reorganization (the “Holding Company Reorganization”), currently planned to become effective by April 16, 2026, by executing a tax-free merger of the Company with and into Senti Biosciences Merger Sub, Inc., a newly formed Delaware corporation that is a subsidiary of a newly formed Delaware corporation, Senti Holdings, Inc. (“Senti Holdings”). Senti Holdings is a subsidiary of a newly formed Delaware corporation, Senti Biosciences Holdings, Inc. (“Senti Biosciences Holdings”), which is a wholly owned subsidiary of the Company. Upon the effectiveness of the Holding Company Reorganization, Senti Biosciences Holdings would become the successor issuer to the Company.

Each share of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”), issued and outstanding immediately prior to the Holding Company Reorganization would automatically be converted into an equivalent corresponding share of Senti Biosciences Holdings’ common stock, par value $0.0001 per share (“Holdings Common Stock”), having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Company Common Stock being converted.

Accordingly, upon consummation of the Holding Company Reorganization, the Company’s stockholders immediately prior to the consummation of the Holding Company Reorganization would become stockholders of Senti Biosciences Holdings. The stockholders of the Company would not recognize gain or loss for U.S. federal income tax purposes upon the conversion of their shares of Company Common Stock in the Holding Company Reorganization.

The Holding Company Reorganization would be conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, which provides for the formation of a holding company without a vote of the stockholders of the constituent corporation. The conversion of stock would occur automatically without any action on the part of existing securityholders. Immediately after the Holding Company Reorganization, stock certificates and book-entries that previously represented shares of Company Common Stock would represent the same number of shares of the corresponding shares of Holdings Common Stock. Following the consummation of the Holding Company Reorganization, Holdings Common Stock would continue to trade on the Nasdaq Capital Market on an uninterrupted basis under the symbol “SNTI” with a new CUSIP number. Immediately after consummation of the Holding Company Reorganization, Senti Biosciences Holdings would have, on a consolidated basis, the same directors, assets, businesses and operations as the Company had immediately prior to the consummation of the Holding Company Reorganization. The directors of Senti Biosciences Holdings and their committee memberships and titles would be the same as the directors of the Company immediately prior to the Holding Company Reorganization. The executive officers and officers of Senti Biosciences Holdings would be the same as the executive officers and officers, respectively, of the Company immediately prior to the Holding Company Reorganization, with the same title, duties and responsibilities.

The Company may determine not to implement the Holding Company Reorganization or the completion of the Holding Company Reorganization could be delayed beyond the currently anticipated timeframe, including for factors beyond the control of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTI BIOSCIENCES, INC.

Date:	April 1, 2026	By:	/s/ Timothy Lu
		Name:	Timothy Lu, M.D., Ph.D.
		Title:	Chief Executive Officer and President